UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 28, 2023

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($0.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01 Other Events.

On November 28, 2023, the State of Ohio (the “State”) and The Chemours Company (“Chemours”), DuPont de Nemours, Inc. (“DuPont”), Corteva Inc. (“Corteva”), and E. I. du Pont de Nemours and Company, n/k/a EIDP, Inc. ("EIDP"), a subsidiary of Corteva (collectively, the “Companies”), entered into a Consent Judgment (the “Consent Judgment”) reflecting the Companies’ and the State’s agreement to settle and fully resolve, subject to certain limitations and preservations, claims relating to releases of per- and polyfluoroalkyl substances (“PFAS”) in or into the State from the Companies’ facilities, including Washington Works located in West Virginia, claims relating to the manufacture and sale of PFAS-containing products and claims related to aqueous film-forming foam (“AFFF”).

Pursuant to the Consent Judgment, the Companies agreed to pay a total amount of $110 million to the State (the “Payment”) to support environmental restoration. Of the $110 million total payment, 80% will be allocated for conduct related to discharges from Washington Works, and the remaining 20% for other PFAS claims statewide, including AFFF. Consistent with the previously disclosed binding Memorandum of Understanding entered into among the Companies on January 22, 2021, Chemours’ share of the settlement will be $55 million.

Effectiveness of the Consent Judgment is subject to final court approval. The Payment shall be made within ten business days after final court approval of the Consent Judgment.

Pursuant to the terms of the previously disclosed settlement agreement, entered into on July 13, 2021 between the Companies and the State of Delaware, the Companies will also make a supplemental payment directly to the Natural Resources and Sustainability Trust (such payment, the “Supplemental Payment”) in an amount equal to $25 million in the aggregate. Chemours’ share of such Supplemental Payment will be $12.5 million.

Accordingly, Chemours will record a pre-tax charge of $67.5 million in the year ending December 31, 2023 related to the above matters.

On November 29, 2023, Chemours issued a press release announcing the settlement with the State of Ohio. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate”, “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the settlement with the State of Ohio. Factors that could cause or contribute to these differences include, but are not limited to: final court approval of the settlement. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Further lists and descriptions of risks and uncertainties can be found in Chemours' filings with the U.S. Securities and Exchange Commission, including in Chemours’ annual report on Form 10-K for the year ended December 31, 2022, and Chemours’ subsequent reports on Form 10-Q and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this Form 8-K. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Chemours’ consolidated financial condition, results of operations, credit rating or liquidity. Chemours does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of the Company, dated November 29, 2023.

104 Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Jonathan Lock
Jonathan Lock
Senior Vice President, Chief Financial Officer
Date:	November 29, 2023